UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
July 2, 2010 (July 1, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

The Court of Appeal, Third Circuit for the State of Louisiana has affirmed the Louisiana state trial court’s decision to grant summary judgment against First Health Group Corp., Inc. (a wholly-owned subsidiary of Coventry Health Care, Inc. (“Coventry”)) (“FHGC”) for $262 million in previously-disclosed provider class action litigation in the Louisiana state court.  The suit involves claims of alleged violations of notice provisions of Louisiana’s Any Willing Provider Act in connection with providers providing services to injured workers with workers’ compensation claims. The state lawsuit, along with related federal court litigation, is described in more detail in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  As a result of the Louisiana appellate court decision, and inclusive of interest, Coventry will incur a non-recurring pre-tax charge to earnings in the second quarter of 2010 in the amount of $278 million, or approximately $1.18 per diluted share.

As previously disclosed, FHGC previously obtained an order from in federal court that enjoined, barred and prevented any of the provider plaintiffs or their counsel from pursuing any claim against FHGC before any court under Louisiana’s Any Willing Provider Act, including Louisiana state court.  On June 23, 2010, the federal court denied a motion by Coventry to enforce the federal court’s prior judgments and requesting sanctions against the provider plaintiffs for violating the federal court’s judgments barring and enjoining them from pursuing their claims against FHGC in the Louisiana state courts. In denying Coventry’s motion, the federal court stated, among other things, that it would defer to the Louisiana state courts on the ability of the provider plaintiffs to pursue claims on behalf of the class when opposed their own individual claims have been dismissed and enjoined.

Coventry does not believe the claims that have been brought are supported by the facts or the law and intends to file a motion for rehearing in Louisiana state court and to explore other avenues of appeal.

On July 2, 2010, Coventry issued a press release announcing the Court of Appeal, Third Circuit for the State of Louisiana’s affirmation of the state trial court’s decision to grant summary judgment against FHGC.  The press release is furnished herewith as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Coventry Health Care, Inc.’s press release dated July 2, 2010, containing information related to provider class action litigation in Louisiana state court.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Stelben
Name:	John J. Stelben
Title:	Interim Chief Financial Officer

Dated:	July 2, 2010